HOMELAND STORES, INC.

                     1997 MANAGEMENT INCENTIVE PLAN







                     1997 MANAGEMENT INCENTIVE PLAN



MANAGEMENT INCENTIVE PLAN
                                                                     Page #
  I)    Purpose of Plan                                                3

  II)   Definitions                                                    3

  III)  Administration and Interpretation                              4

  IV)   Eligible Employees                                             4

  V)    Amount Available for Annual Performance Bonus                  4

  VI)   Bonus Elements                                                 5

  VII)  Allocation of Annual Performance Bonus                         6

  VIII) Form and Settlement of Incentive Compensation Award            6

  IX)   Limitations                                                    7
  X)    Retail Management Incentive Plan                               7

  XI)   Amendment, Suspension or Termination of the Plan               7
  XII)  Exhibits:
          A. 1997 EBITDA Table                                         8
          B. 1997 Bonus Sharing Pool                                   9
          C. Corporate Incentive Potential & Weighting Factors         10
          D. Bonus Potential by Individual Corporate Management        11-14
          E. Retail Management Incentive Plan                          15-17


  I) PURPOSE OF THE PLAN

  The purpose of this Plan is to aid in obtaining and retaining qualified and competent management personnel and to encourage significant contributions to the success of Homeland Stores, Inc. by providing incentive compensation to those individuals who contribute to the successful and profitable operation of the affairs of Homeland Stores, Inc.

  II) DEFINITIONS

  Unless as otherwise defined elsewhere in this Plan, these terms shall have the following meanings.

               1) "Annual Performance Incentive Award" (Bonus) shall mean an award of cash which is made pursuant to this Plan;

               2) "Board of Directors" shall mean the duly elected and serving Board of Directors of the Company;

               3) "Committee" shall mean the persons appointed to administer the Plan in accordance with Section III;

               4)   "Company" shall mean Homeland Stores, Inc.;

               5) "EBITDA" shall mean the consolidated net income (loss) as determined by GAAP for any period adjusted to exclude (without duplication) the following items that are included in calculating such consolidated net income:

                         (i)   consolidated interest expense;
                         (ii)  provision  for  income taxes;
                         (iii) extraordinary gains or losses;
                         (iv)  depreciation  and amortization;
                         (v)   any other non-cash charges and
                         (vi)  union contract contingency payments

               6) "Participant" shall mean an employee to whom the Committee makes an award under the Plan;

               7) "Performance Period" shall be any twelve consecutive month period designated by the Board of Directors. Unless otherwise so specified, such period shall commence on December 29, 1996 and expire on January 3, 1998 (fiscal
                    1997);

               8)   "Plan" shall mean this Management Incentive Plan;

  III) ADMINISTRATION AND INTERPRETATION

  The Plan shall be administered by a Committee which, unless otherwise determined by the Board of Directors, shall be members of the Compensation and Benefits Committee of the Board of Directors who are not participants hereunder. The membership of the Committee may be reduced, changed, or increased from time to time at the absolute discretion of the Board of Directors. The Committee shall have full power and authority to interpret and administer the Plan and, subject to the provisions herein set forth, to prescribe, amend and rescind rules and regulations and make all other determinations necessary or desirable for the Plan's administration.

  The decision of the Committee relating to any question concerning or involving the interpretation or administration of the Plan shall be final and conclusive, and nothing in the Plan shall be deemed to give any officer or employee his legal representatives or assignees, any right to participate in the Plan except to such extent, if any, as the Committee may have determined or approved pursuant to the provisions of the Plan.

  IV) ELIGIBLE EMPLOYEES

  Employees eligible to participate in the Plan shall be management or
  executive-level employees and corporate officers.   Also included are other
  key employees recommended by senior management. Any such employee or officer may be designated a participant by the Board of Directors and those eligible to participate for any given performance year shall be as determined by such Board and set forth in Exhibit D for that performance year.

  V) AMOUNT AVAILABLE FOR ANNUAL PERFORMANCE BONUS

  The bonus amounts to be made available to participants at each level of EBITDA achieved will be determined from time to time by the Board of Directors of the Company. For this 1997 Plan, the bonus amount for each EBITDA level is set forth in Exhibit B. These amounts will be determined and they will be:

             1) Target Bonus Potential - This is an amount expressed as a percentage of each participant's base compensation determined at the beginning of the performance year which is payable if the Target EBITDA goals as set forth in Exhibit A are met.

             2) Maximum Bonus Potential - This is the maximum amount of bonus which will be payable to a participant and will be attained only if the EBITDA plan goals are exceeded, as set forth in Exhibit A.

             3) Threshold Bonus Potential - This is the minimum acceptable level of performance for awards to commence. The Company has to achieve a minimum EBITDA before bonus of $24.3 million before any bonus payments can be made.

             4) Newly Eligible or New Hires - Bonus paid is prorated, based on length of time in current position.

  Termination's - Not eligible to receive a bonus unless the individual was employed at the end of the year or unless otherwise provided for in any severance agreement. Final determination, as in all cases, will be made by the Committee of the Board of Directors.

VI) BONUS ELEMENTS

  The bonus structure shall be built around two separate individual elements which together will determine the ultimate bonus to be paid. They are as follows:

             1) CORPORATE PERFORMANCE AWARD (CPA) - This bonus award will be determined based upon the achievement of specific goals by the Company. This amount will represent a fixed percentage of the total award, as defined in the exhibit and will be different by level within the organization.

             2) INDIVIDUAL PERFORMANCE AWARD (IPA) - This bonus award will be based upon the participant's performance of duties and achievement of individual goals and objectives as determined by the Chief Executive Officer. This bonus may be awarded or not awarded or awarded in any percentage as determined by the President, based upon attainment of goals as set forth below.

  The balance or weighting between each element will be determined by the Committee each year based upon recommendations made by the President. (The IPA will only be payable if the CPA is payable).

  The bonus CPA and IPA elements for the various management category at the different level of EBITDA is listed in Exhibit C.

VII) ALLOCATION OF ANNUAL PERFORMANCE BONUS

  As soon as practical after the end of the Company's fiscal year and after audit, the Committee will assess the financial performance of the Company and specifically determine which incentive EBITDA level for the fiscal year has been met. The Committee will request of the Chief Executive Officer assessment of individual performance levels of Plan participants and recommendation for Individual Performance Award levels.

  Based upon achievement of corporate performance level and individual award recommendations made by the Chief Executive Officer, the Committee will then determine the amount of each Annual Performance Bonus for each participant in accordance with the provisions of the Plan and the specifics in force for the performance period.

  The Committee shall be under no compulsion to award the full amount of the bonus pool if the corporate awards and individual awards together do not exhaust the potential bonus pool. Any bonuses available but not awarded, will cease to be bonuses and will revert to the Company. Amounts awarded are not to be considered as compensation of any employee for the purpose of calculating benefits, unless expressly provided for under the provision of a specific plan.

VIII) FORM AND SETTLEMENT OF INCENTIVE COMPENSATION AWARDS

  Bonus awards shall be paid in cash. Notwithstanding that, the Committee shall have complete and absolute authority to determine the form and settlement of each individual bonus.

  All bonus awards (except for the retail employees) has to be approved by the Committee prior to payout.

  The settlement of an award to any participant for any year will be handled in the following manner except for any separate severance agreement approved by the Board.

  If a participant dies before the payment of a bonus and without having forfeited his right to the payment thereof pursuant to Section IX hereof, such unpaid bonus shall be paid to his estate or legal representative either as originally provided or otherwise as the Committee may determine in each individual case.


IX) LIMITATIONS

  No participant or any other person shall have any interest in any fund or in any specific asset or assets of the Company by reason of a bonus that has been made but has not been paid or distributed to him. No participant shall have the right to assign, pledge or otherwise dispose of any bonus distributable to him in the future, nor shall such participant's contingent interests in such unpaid installments be subject to garnishment, transfer by operation of law or any legal process.


X)  RETAIL INCENTIVE PLAN

  The Retail Plan as more fully described in Exhibit E is applicable for retail stores management only.

XI) AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

  The Board of Directors of the Company may at any time amend, suspend or terminate the Plan, in whole or in part, except that no amendment, suspension or termination shall reduce any benefits payable to a participant or his estate or legal representative or shall reduce any benefits awarded to a participant prior to the date of such amendment, suspension or termination.

                         1997 Retail Incentive Plan

ELIGIBILITY

All Store Managers, Assistant Store Managers, Pharmacy Managers and Assistant Pharmacy Managers are eligible to participate in the plan. Each participant in the plan must be actively employed in the position at the time of payment. No store bonus will be paid unless store hits a minimum of 90% of its N.O.P. target.

INCENTIVE PLAN PAYMENT

The total maximum bonus for all Store Managers will be 30% of their base pay ("Bonus Rate"), with the exception of the Special N.O.P Incentive paid to Store Managers who exceed their N.O.P. target. There will be no cap on the Special N.O.P. Incentive. First Assistant Managers will be paid 10% of the Store Managers bonus and 5% will be paid to Second Assistants.

TRANSFERS AND NEW HIRES

Store Managers will receive pro rata portion of bonus from the previous store and a pro rata portion from the new store based on the length of time in each assignment during the bonus period. Assistant Store Managers bonus will be based on the store assigned to at the end of the bonus period. New hires or newly eligible participants will have their bonus based on length in current position.

BONUS ELEMENTS

The bonus plan will be broken down into three parts, excluding the Special Incentive. Eligible participants will be paid on the following:
                     1)   One Percent of all N.O.P. up to 50% of their Bonus
                          Rate.
                     2) Up to 30% of their Bonus Rate for achievement of their sales target.
                     3) An additional 20% of Bonus Rate amount for attaining controllable expense target:

                          Wages                12%
                          Supplies              2%
                          Checks                2%
                          Cash                  2%
                          Inventory Turns       2%

AWARD PAYMENT

The incentive bonus will be paid in cash on an semi-annual basis.

BONUS CALCULATION (After Eligibility of 90% of N.O.P. Target)

   1)NOP: After eligibility participants earn 1% of N.O.P. up to 50% of Bonus Rate.

               92.5 to 94% of Sales Target: .25% of N.O.P. 95 to 97.4% of Sales Target: .50% of N.O.P.
               97.5 to 99% of Sales Target:     .75% of N.O.P.
               100% of Sales Target:              1% of N.O.P.

   2)SALES: (Maximum 30% of Bonus Rate) to be paid in the following manner:

               90 to 94% of Sales Target:              10%
               95 to 99% of Sales Target:              20%
               100% of Sales Target:                   30%

  3)CONTROLLABLES:  (Maximum 20% of Bonus Rate)

               Wages                                   12%
               Supplies                                 2%
               Checks                                   2%
               Cash                                     2%
               Inventory Turns                          2%

SPECIAL N.O.P. INCENTIVE

Eligible participants will receive the following additional percentages of N.O.P. over their N.O.P. target:
      a) the first $50,000 of actual N.O.P. over the N.O.P. target  :    1%
      b) the second $50,000 of actual N.O.P. over the N.O.P. target :    2%
      c) any additional actual N.O.P. over the N.O.P. target after
         a & b                                                      : 2.25%
This special incentive will have no cap on it.

PHARMACY INCENTIVE BONUS

Pharmacy managers will receive the following sales incentive bonus based on their actual sales:

                Pharmacy Manager receives 0.75% of store pharmacy sales.
                Assistant Pharmacy Manager receives 0.60% of store pharmacy sales.

If the pharmacy department achieves or exceeds it sales budget for the year, then an additional incentive bonus will be paid based on the following:

                Pharmacy Manager receives 0.15% of store pharmacy sales.
                Assistant Pharmacy Manager receives 0.15% of store pharmacy sales.

This incentive will be paid out on a quarterly basis except for the additional 0.15% which will be paid in the last quarterly payment, one quarter in arrears, and is independent of corporate EBITDA or Store NOP performance.



                               Exhibit B


       1997 BONUS SHARING POOL%

       $ in (000)

                    EBITDA                      EBITDA
                   "BEFORE"       BONUS        "AFTER"
                    BONUS          POOL         BONUS

                    24,278            0         24,278
                    24,528          250         24,278
                    24,778          500         24,278
                    25,028          750         24,278
                    25,278        1,000         24,278
                    25,528        1,250         24,278
Threshold           25,778        1,500         24,278
                    26,028        1,563         24,466
                    26,278        1,625         24,653
                    26,528        1,688         24,841
                    26,778        1,750         25,028
                    27,028        1,813         25,216
                    27,278        1,875         25,403
                    27,528        1,938         25,591
                    27,778        2,000         25,778
                    28,028        2,063         25,966
Target              28,278        2,125         26,153
                    28,528        2,188         26,341
                    28,778        2,250         26,528
                    29,028        2,313         26,716
                    29,278        2,375         26,903
                    29,528        2,438         27,091
                    29,778        2,500         27,278
                    30,028        2,563         27,466
                    30,278        2,625         27,653
                    30,528        2,688         27,841
                    30,778        2,750         28,028
                    31,028        2,813         28,216
                    31,278        2,875         28,403
                    31,528        2,938         28,591
                    31,778        3,000         28,778
                    32,028        3,063         28,966
                    32,278        3,125         29,153
                    32,528        3,188         29,341
                    32,778        3,250         29,528
                    33,028        3,313         29,716
Maximum             33,278        3,375         29,903




                               Exhibit C






                                                       Award Weighting Table
                    Threshold    Target    Maximum    Corporate    Individual
                     EBITDA      EBITDA    EBITDA    Performance  Performance
                    $24.3 M      $26.1 M   $29.9M       (CPA)        (IPA)

Senior Officers        50%         100%     200%         75%          25%

Other Officers         25%          50%     100%         75%          25%

Directors              20%          40%      70%         50%          50%

Managers               10%          20%      30%         40%          60%

Supervisors             5%          10%      15%         30%          70%

Others                2.5%         5.0%     7.5%         20%          80%